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                                                                    EXHIBIT 4.2


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                                                                 EXECUTION COPY




                         REGISTRATION RIGHTS AGREEMENT




                         DATED AS OF FEBRUARY 18, 2000

                                  BY AND AMONG

                                 AZURIX CORP.

                                      AND

             DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION,

              MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,

                           CHASE SECURITIES INC. AND

                     CREDIT SUISSE FIRST BOSTON CORPORATION

         AS INITIAL PURCHASERS FOR THE DOLLAR-DENOMINATED SENIOR NOTES

                                      AND

                  DONALDSON, LUFKIN & JENRETTE INTERNATIONAL,

                         MERRILL LYNCH INTERNATIONAL,

                   CHASE MANHATTAN INTERNATIONAL LIMITED AND

                  CREDIT SUISSE FIRST BOSTON (EUROPE) LIMITED

        AS INITIAL PURCHASERS FOR THE STERLING-DENOMINATED SENIOR NOTES

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         This REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made and entered into as of February 18, 2000 by and among Azurix Corp., a Delaware corporation (the "Company"), and Donaldson, Lufkin & Jenrette Securities Corporation, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Chase Securities Inc. and Credit Suisse First Boston Corporation (the "Dollar Notes Initial Purchasers") and Donaldson, Lufkin & Jenrette International, Merrill Lynch International, Chase Manhattan International Limited and Credit Suisse First Boston (Europe) Limited (the"Sterling Notes Initial Purchasers" and, together with the "Dollar Notes Initial Purchasers," the "Initial Purchasers"). The Dollar Notes Initial Purchasers have agreed to purchase the Company's (i) dollar-denominated 10 3/8% Senior Notes due 2007 (the "7-Year Dollar Notes") and
(ii) dollar-denominated 10 3/4% Senior Notes due 2010 (the "10-Year Dollar Notes" and, together with the "7-Year Dollar Notes," the "Dollar Notes"), and the Sterling Notes Initial Purchasers have agreed to purchase the Company's sterling-denominated 10 3/8% Senior Notes due 2007 (the "Sterling Notes," and, together with the "Dollar Notes," the "Initial Notes") pursuant to the Purchase Agreement (as defined below).

         This Agreement is made pursuant to the Purchase Agreement, dated February 11, 2000 (the "Purchase Agreement"), by and among the Company and the Initial Purchasers. In order to induce the Initial Purchasers to purchase the Initial Notes, the Company has agreed to provide the registration rights set forth in this Agreement. The execution and delivery of this Agreement by the Company is a condition to the obligations of the Initial Purchasers set forth in Section 5 of the Purchase Agreement.

         The parties hereby agree as follows:

Section 1.   Definitions.

         Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Indenture, dated as of February 18, 2000, between the Company and Chase Bank of Texas, National Association, as Trustee, relating to the Initial Notes and the Exchange Notes (the "Indenture"). As used in this Agreement, the following capitalized terms shall have the following meanings:

         "Act" The Securities Act of 1933, as amended.

         "Affiliates" As defined in Rule 144 of the Act.

         "Broker-Dealer" Any broker or dealer registered under the Exchange
Act.

         "Broker-Dealer Transfer Restricted Securities" Exchange Notes that are acquired by a Broker-Dealer in the Exchange Offer in exchange for Initial Notes that such Broker-Dealer acquired for its own account as a result of market-making activities or other trading activities (other than Initial Notes acquired directly from the Company or its Affiliates).

         "Closing Date" The date hereof.




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         "Commission"  The Securities and Exchange Commission.

         "Consummate" An Exchange Offer shall be deemed "Consummated" for purposes of this Agreement upon the occurrence of (a) the filing and effectiveness under the Act of the Exchange Offer Registration Statement relating to the Exchange Notes to be issued in the Exchange Offer, (b) the maintenance of such Exchange Offer Registration Statement continuously effective and the keeping of the Exchange Offer open for a period not less than the period required pursuant to Section 3(b) hereof and (c) the delivery by the Company to the Registrar under the Indenture of Exchange Notes of each series in the same aggregate principal amount as the aggregate principal amount of Initial Notes of the same series tendered by Holders thereof pursuant to the Exchange Offer. The term "Consummation" shall have a correlative meaning.

         "Consummation Deadline" As defined in Section 3(b) hereof.

         "Effectiveness Deadline" As defined in Sections 3(a) and 4(a) hereof.

         "Exchange Act"  The Securities Exchange Act of 1934, as amended.

         "Exchange Notes" The Company's (i) 7-Year Dollar Notes, (ii) Sterling Notes and (iii) 10-Year Dollar Notes, to be issued pursuant to the Indenture in the Exchange Offer.

         "Exchange Offer" The exchange and issuance by the Company of an aggregate principal amount of Exchange Notes of each series (which shall be registered pursuant to the Exchange Offer Registration Statement) equal to the outstanding aggregate principal amount of Initial Notes of the same series that are tendered by such Holders in connection with such exchange and issuance.

         "Exchange Offer Registration Statement" The Registration Statement relating to the Exchange Offer, including the related Prospectus.

         "Euroclear" Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear system, and its successors and assigns.

         "Filing Deadline " As defined in Sections 3(a) and 4(a) hereof.

         "Holders " As defined in Section 2 hereof.

         "Person" Any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

         "Prospectus " The prospectus included in a Registration Statement at the time such Registration Statement is declared effective, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such Prospectus.


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         "Recommencement Date" As defined in Section 6(d) hereof.

         "Registration Default" As defined in Section 5 hereof.

         "Registration Statement " Any registration statement of the Company relating to (a) an offering of Exchange Notes pursuant to an Exchange Offer or
(b) the registration for resale of Transfer Restricted Securities pursuant to the Shelf Registration Statement, in each case, (i) that is filed pursuant to the provisions of this Agreement and (ii) including the Prospectus included therein, all amendments and supplements thereto (including post-effective amendments) and all exhibits and material incorporated by reference therein.

         "Regulation S" Regulation S promulgated under the Act.

         "Restricted Broker-Dealers" Any Broker-Dealer which holds Broker-Dealer Transfer Restricted Securities.

         "Rule 144" Rule 144 promulgated under the Act.

         "Shelf Registration Statement" As defined in Section 4 hereof.

         "Suspension Notice" As defined in Section 6(d) hereof.

         "TIA" The Trust Indenture Act of 1939 (15 U.S.C. Section 77aaa-77bbbb) as in effect on the date of the Indenture.

         "Transfer Restricted Securities" (1) Each Initial Note, until the earliest to occur of (a) the date on which such Initial Note is exchanged in the Exchange Offer for an Exchange Note of the same series which is entitled to be resold to the public by the Holder thereof without complying with the prospectus delivery requirements of the Act, (b) the date on which such Initial Note has been effectively registered under the Act and disposed of in accordance with a Shelf Registration Statement or (c) the date on which such Initial Note has been sold pursuant to Rule 144 under the Act and (2) each Exchange Note owned by a Restricted Broker-Dealer until the date on which such Exchange Note is disposed of by such Restricted Broker-Dealer pursuant to the "Plan of Distribution" contemplated by the Exchange Offer Registration Statement (including the delivery of the Prospectus contained therein), unless, in the case of clause (1) or (2), the Company and a Holder of an Initial Note or Exchange Note that may be sold pursuant to paragraph (k) of Rule 144 shall agree earlier that such Note shall no longer constitute a "Transfer Restricted Security."

Section 2.   Holders.

         A Person is deemed to be a holder of Transfer Restricted Securities (each, a "Holder") whenever such Person owns of record Transfer Restricted Securities.



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Section 3.   Registered Exchange Offer.

             (a) Unless the Exchange Offer shall not be permitted by applicable US federal law (after the procedures set forth in Section 6(a)(i) below have been complied with), the Company shall (i) cause the Exchange Offer Registration Statement to be filed with the Commission no later than 180 days after the Closing Date (such 180th day being the "Filing Deadline"), (ii) use its best efforts to cause such Exchange Offer Registration Statement to become effective at the earliest practicable time after filing, but in no event later than 240 days after the Closing Date (such 240th day being the "Effectiveness Deadline"), (iii) in connection with the foregoing, (A) file all pre-effective amendments to such Exchange Offer Registration Statement as may be necessary in order to cause it to become effective, (B) file, if applicable, a post-effective amendment to such Exchange Offer Registration Statement pursuant to Rule 430A under the Act and (C) cause all necessary filings, if any, in connection with the registration and qualification of the Exchange Notes to be made under the securities or Blue Sky laws of such states of the United States as are necessary to permit Consummation of the Exchange Offer, and (iv) upon the effectiveness of such Exchange Offer Registration Statement, commence and Consummate the Exchange Offer. The Exchange Offer shall be on the appropriate form permitting (i) registration of the Exchange Notes to be offered in exchange for the Initial Notes of the same series that are Transfer Restricted Securities and (ii) resales of Exchange Notes by Broker-Dealers that tendered into the Exchange Offer Initial Notes that such Broker-Dealers acquired for their own accounts as a result of market-making activities or other trading activities (other than Initial Notes acquired directly from the Company or any of its Affiliates) as contemplated by Section 3(c) below.

             (b) The Company shall use its best efforts to cause the Exchange Offer Registration Statement to be effective continuously, and shall keep the Exchange Offer open for a period of not less than the minimum period required under applicable US federal and state securities laws to Consummate the Exchange Offer; provided, however, that in no event shall such period be less than 20 Business Days. The Company shall cause the Exchange Offer to comply with all applicable US federal and state securities laws, and, if applicable, the rules and regulations of the Luxembourg Stock Exchange. No securities other than the Exchange Notes shall be included in the Exchange Offer Registration Statement. The Company shall use its best efforts to cause the Exchange Offer to be Consummated on the earliest practicable date after the Exchange Offer Registration Statement has become effective, but in no event later than 30 business days thereafter (such 30th day being the "Consummation Deadline").

             (c) The Company shall include a "Plan of Distribution" section in the Prospectus contained in the Exchange Offer Registration Statement and indicate therein that any Broker-Dealer who holds Transfer Restricted Securities that were acquired for the account of such Broker-Dealer as a result of market-making activities or other trading activities (other than Initial Notes acquired directly from the Company or any Affiliate of the Company) may exchange such Transfer Restricted Securities pursuant to the Exchange Offer; however, such Broker-Dealer may be deemed to be an "underwriter" within the meaning of the Act and must, therefore, deliver a prospectus meeting the requirements of the Act in connection with any resales of the Exchange Notes received by such Broker-Dealer in the Exchange Offer, which prospectus delivery requirements may be satisfied by



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the delivery by such Broker-Dealer of the Prospectus contained in the Exchange
Offer Registration Statement. Such "Plan of Distribution" section shall also contain all other information with respect to such sales by such Broker-Dealers that the Commission may require in order to permit such sales pursuant thereto, but such "Plan of Distribution" shall not name any such Broker-Dealer or disclose the amount of Transfer Restricted Securities held by any such Broker-Dealer, except to the extent required by the Commission as a result of a change in policy, rules or regulations after the date of this Agreement. See the Shearman & Sterling no-action letter (available July 2, 1993). The letter of transmittal or similar documentation to be executed by a Holder in order to participate in the Exchange Offer will include, among other things, a provision to the effect that, if the Holder is a Broker-Dealer holding Initial Notes acquired for its own account as a result of market-making activities or other trading activities, such Holder acknowledges that it will deliver a prospectus meeting the requirements of the Act in connection with any resale of Exchange Notes received in respect of Notes pursuant to the Exchange Offer.

             Because such Broker-Dealer may be deemed to be an "underwriter" within the meaning of the Act and must, therefore, deliver a prospectus meeting the requirements of the Act in connection with its initial sale of any Exchange Notes received by such Broker-Dealer in the Exchange Offer, the Company shall permit the use of the Prospectus contained in the Exchange Offer Registration Statement by such Broker-Dealer to satisfy such prospectus delivery requirement. To the extent necessary to ensure that the prospectus contained in the Exchange Offer Registration Statement is available for sales of Exchange Notes by Broker-Dealers, the Company agrees to use its best efforts to keep the Exchange Offer Registration Statement continuously effective, supplemented, amended and current as required by and subject to the provisions of Sections 6(a) and (c) hereof and in conformity with the requirements of this Agreement, the Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of one year from the Consummation Deadline or such shorter period as will terminate when all Transfer Restricted Securities covered by such Registration Statement have been sold pursuant thereto. The Company shall provide sufficient copies of the latest version of such Prospectus to such Broker-Dealers, promptly upon request, and in no event later than one Business Day after such request, at any time during such period.

Section 4.   Shelf Registration.

             (a) Shelf Registration. If (i) the Exchange Offer is not permitted by applicable law (after the Company has complied with the procedures set forth in Section 6(a)(i) below) or (ii) if any Holder of Transfer Restricted Securities shall notify the Company within 20 days following the consummation of the Exchange Offer that (A) such Holder was prohibited by law or Commission policy from participating in the Exchange Offer or (B) such Holder may not resell the Exchange Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and the Prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales by such Holder or (C) such Holder is a Broker-Dealer and holds Initial Notes acquired directly from the Company or any of its Affiliates, then the Company shall:

     (x) cause to be filed, on or prior to 30 days after the earlier of (i) the date on which the Company determines that the Exchange Offer Registration Statement cannot be filed as a result of


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clause (a)(i) above and (ii) the date on which the Company receives the notice specified in clause (a)(ii) above (such earlier date, the "Filing Deadline"), a shelf registration statement pursuant to Rule 415 under the Act (which may be an amendment to the Exchange Offer Registration Statement (the "Shelf Registration Statement")), relating to all Transfer Restricted Securities, the Holders of which shall have provided the information required pursuant to
Section 4(b) hereof, and

         (y) use its best efforts to cause such Shelf Registration Statement to become effective on or prior to 120 days after the Filing Deadline for the Shelf Registration Statement (such 120th day the "Effectiveness Deadline").

         If, after the Company has filed an Exchange Offer Registration Statement that satisfies the requirements of Section 3(a) above, the Company is required to file and make effective a Shelf Registration Statement solely because the Exchange Offer is not permitted under applicable US federal law (i.e., clause (a)(i) above), then the filing of the Exchange Offer Registration Statement shall be deemed to satisfy the requirements of clause (x) above; provided that, in such event, the Company shall remain obligated to meet the Effectiveness Deadline set forth in clause (y).

         To the extent necessary to ensure that the Shelf Registration Statement is available for sales of Transfer Restricted Securities by the Holders thereof entitled to the benefit of this Section 4(a), the Company shall use its best efforts to keep any Shelf Registration Statement required by this
Section 4(a) continuously effective, supplemented, amended and current as required by and subject to the provisions of Sections 6(b) and (c) hereof and in conformity with the requirements of this Agreement, the Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of at least two years (as extended pursuant to Section 6(d)) following the Closing Date, or such shorter period as will terminate when all Transfer Restricted Securities covered by such Shelf Registration Statement have been sold pursuant thereto.

           (b) Provision by Holders of Certain Information in Connection with the Shelf Registration Statement. No Holder of Transfer Restricted Securities may include any of its Transfer Restricted Securities in any Shelf Registration Statement pursuant to this Agreement unless and until such Holder furnishes to the Company in writing, within 20 days after receipt of a request therefor, the information specified in Item 507 or 508 of Regulation S-K, as applicable, of the Act for use in connection with any Shelf Registration Statement or Prospectus or preliminary Prospectus included therein. No Holder of Transfer Restricted Securities shall be entitled to liquidated damages pursuant to
Section 5 hereof unless and until such Holder shall have provided all such information. Each selling Holder agrees to promptly furnish additional information required to be disclosed in order to make the information previously furnished to the Company by such Holder not materially misleading.

Section 5.   Liquidated Damages.

         If (i) any Registration Statement required by this Agreement is not filed with the Commission on or prior to the applicable Filing Deadline, (ii) any such Registration Statement has not been declared effective by the Commission on or prior to the applicable Effectiveness Deadline, (iii) the Exchange Offer has not been Consummated on or prior to the Consummation Deadline or (iv) any



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Registration Statement required by this Agreement is filed and declared effective but shall thereafter cease to be effective or fail to be usable for its intended purpose without being succeeded immediately by a post-effective amendment to such Registration Statement that cures such failure and that is itself declared effective immediately (each such event referred to in clauses
(i) through (iv), a "Registration Default"), then the Company hereby agrees to pay to each Holder of Transfer Restricted Securities affected thereby liquidated damages in an amount equal to, with respect to the Dollar Notes, $0.05 per week per $1,000 in principal amount of Transfer Restricted Securities and, with respect to the Sterling Notes, (pound)0.05 per week per (pound)1,000 in principal amount of Transfer Restricted Securities held by such Holder, in each case, for each week or portion thereof that the Registration Default continues for the first 90-day period immediately following the occurrence of such Registration Default. The amount of the liquidated damages shall increase, with respect to the Dollar Notes, by an additional $0.05 per week per $1,000 in principal amount of Transfer Restricted Securities and, with respect to the Sterling Notes, (pound)0.05 per week per (pound)1,000 in principal amount of Transfer Restricted Securities, in each case with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of liquidated damages of, with respect to the Dollar Notes, $0.20 per week per $1,000 in principal amount of Transfer Restricted Securities and, with respect to the Sterling Notes, (pound)0.20 per week per (pound)1,000 principal amount of Transfer Restricted Securities; provided that the Company shall in no event be required to pay liquidated damages for more than one Registration Default with respect to a particular series of Notes at any given time. Notwithstanding anything to the contrary set forth herein, (1) upon filing of the Exchange Offer Registration Statement (and/or, if applicable, the Shelf Registration Statement), in the case of (i) above, (2) upon the effectiveness of the Exchange Offer Registration Statement (and/or, if applicable, the Shelf Registration Statement), in the case of (ii) above, (3) upon Consummation of the Exchange Offer, in the case of (iii) above, or (4) upon the filing of a post-effective amendment to the Registration Statement or an additional Registration Statement that causes the Exchange Offer Registration Statement (and/or, if applicable, the Shelf Registration Statement) to again be declared effective or made usable in the case of (iv) above, the liquidated damages payable with respect to the Transfer Restricted Securities as a result of such clause (i), (ii), (iii) or (iv), as applicable, shall cease.

         All accrued liquidated damages shall be paid to the Holders entitled thereto, in the manner provided for the payment of interest in the Indenture, on each Interest Payment Date, as more fully set forth in the Indenture and the Notes. Notwithstanding the fact that any securities for which liquidated damages are due cease to be Transfer Restricted Securities, all obligations of the Company to pay liquidated damages with respect to securities shall survive until such time as such obligations with respect to such securities shall have been satisfied in full.

         In the event that the Sterling Notes are listed on the Luxembourg Stock Exchange, the Company shall notify the Luxembourg Stock Exchange of the amount of any liquidated damages payable in accordance with this Section 5, and arrange to have notice of such amount published in a leading daily newspaper with general circulation in Luxembourg (which is expected to be the Luxemburger
Wort).



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Section 6.   Registration Procedures.

             (a) Exchange Offer Registration Statement. In connection with the Exchange Offer, the Company shall (x) comply with all applicable provisions of
Section 6(c) below, (y) use its best efforts to effect such exchange and to permit the resale of Exchange Notes by each of the Broker-Dealers that tendered in the Exchange Offer Initial Notes that such Broker-Dealer acquired for its own account as a result of its market-making activities or other trading activities (other than Initial Notes acquired directly from the Company or any of its Affiliates) being sold in accordance with the intended method or methods of distribution thereof, and (z) comply with all of the following provisions:

                  (i) If, following the date hereof there has been announced a change in Commission policy with respect to exchange offers such as the Exchange Offer, that in the reasonable opinion of counsel to the Company raises a substantial question as to whether the Exchange Offer is permitted by applicable federal law, the Company hereby agrees to seek a no-action letter or other favorable decision from the Commission allowing the Company to Consummate an Exchange Offer for such Transfer Restricted Securities. The Company hereby agrees to pursue the issuance of such a decision to the Commission staff level. In connection with and subject to the foregoing, the Company hereby agrees to take all such other actions as may be requested by the Commission or otherwise required in connection with the issuance of such decision, including without limitation (A) participating in telephonic conferences with the Commission, (B) delivering to the Commission staff an analysis prepared by counsel to the Company setting forth the legal bases, if any, upon which such counsel has concluded that such an Exchange Offer should be permitted and (C) diligently pursuing a resolution (which need not be favorable) by the Commission staff.

                  (ii) As a condition to its participation in the Exchange Offer, each Holder of Transfer Restricted Securities (including, without limitation, any Holder who is a Broker Dealer) shall furnish, upon the request of the Company, prior to the Consummation of the Exchange Offer, a written representation to the Company (which may be contained in the letter of transmittal contemplated by the Exchange Offer Registration Statement) to the effect that (A) it is not an Affiliate of the Company, (B) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any Person to participate in, a distribution of the Exchange Notes to be issued in the Exchange Offer and (C) it is acquiring the Exchange Notes in its ordinary course of business. As a condition to its participation in the Exchange Offer, each Holder using the Exchange Offer to participate in a distribution of the Exchange Notes shall acknowledge and agree that, if the resales are of Exchange Notes obtained by such Holder in exchange for Initial Notes acquired directly from the Company or an Affiliate thereof, it (1) could not, under Commission policy as in effect on the date of this Agreement, rely on the position of the Commission enunciated in Morgan Stanley and Co., Inc. (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the Commission's letter to Shearman & Sterling dated July 2, 1993, and similar no-action letters (including, if applicable, any no-action letter obtained pursuant to clause (i) above), and (2) must comply with the registration and prospectus



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         delivery requirements of the Act in connection with a secondary resale transaction and that such a secondary resale transaction must be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K.

                  (iii) Prior to effectiveness of the Exchange Offer Registration Statement, the Company shall provide a supplemental letter to the Commission (A) stating that the Company is registering the Exchange Offer in reliance on the position of the Commission enunciated in Exxon Capital Holdings Corporation (available May 13,
         1988), Morgan Stanley and Co., Inc. (available June 5, 1991) as interpreted in the Commission's letter to Shearman & Sterling dated July 2, 1993, and, if applicable, any no-action letter obtained pursuant to clause (i) above, (B) including a representation that the Company has not entered into any arrangement or understanding with any Person to distribute the Exchange Notes to be received in the Exchange Offer and that, to the best of the Company's information and belief, each Holder participating in the Exchange Offer is acquiring the Exchange Notes in its ordinary course of business and has no arrangement or understanding with any Person to participate in the distribution of the Exchange Notes received in the Exchange Offer and
         (C) any other undertaking or representation required by the Commission as set forth in any no-action letter obtained pursuant to clause (i) above, if applicable.

             (b) Shelf Registration Statement. In connection with the Shelf Registration Statement, the Company shall comply with all the provisions of
Section 6(c) below and use its best efforts to effect such registration to permit the sale of the Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof (as indicated in the information furnished to the Company pursuant to Section 4(b) hereof), and pursuant thereto the Company will prepare and file with the Commission a Registration Statement relating to the registration on any appropriate form under the Act, which form shall be available for the sale of the Transfer Restricted Securities in accordance with the intended method or methods of distribution thereof within the time periods and otherwise in accordance with the provisions hereof.

             (c) General Provisions. In connection with any Registration Statement and any related Prospectus required by this Agreement (including, without limitation, any Registration Statement and the related Prospectus required to permit sales of Broker-Dealer Transfer Restricted Securities), the Company shall:

                  (i) use its best efforts to keep such Registration Statement continuously effective and provide all requisite financial statements for the period specified in Section 3 or 4 of this Agreement, as applicable. Upon the occurrence of any event that would cause any such Registration Statement or the Prospectus contained therein (A) to contain an untrue statement of material fact or omit to state any material fact necessary to make the statements therein not misleading or (B) not to be effective and usable for resale of Transfer Restricted Securities during the period required by this Agreement, the Company shall file promptly an appropriate amendment to such Registration Statement curing such defect, and, if



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         Commission review is required, use its best efforts to cause such amendment to be declared effective as soon as practicable.

                  (ii) prepare and file with the Commission such amendments and post-effective amendments to the applicable Registration Statement as may be necessary to keep such Registration Statement effective for the applicable period set forth in Section 3 or 4 hereof, as the case may be; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Act, and to comply fully with Rules 424, 430A and 462, as applicable, under the Act in a timely manner; and comply with the provisions of the Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus;

                  (iii) in the case of (x) a Shelf Registration Statement pursuant to Section 4 or (y) an Exchange Offer Registration Statement pursuant to Section 3 used in connection with sales of Broker-Dealer Transfer Restricted Securities by Restricted Broker-Dealers, advise each selling Holder or Restricted Broker-Dealer, as the case may be, promptly and, if requested by such Persons, confirm such advice in writing, (A) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to any applicable Registration Statement or any post-effective amendment thereto, when the same has become effective, (B) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement under the Act or of the suspension by any state securities commission of the qualification of the Transfer Restricted Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, and (D) of the existence of any fact or the happening of any event that makes any statement of a material fact made in the Registration Statement, the Prospectus, any amendment or supplement thereto or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Registration Statement in order to make the statements therein not misleading, or that requires the making of any additions to or changes in the Prospectus in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Transfer Restricted Securities under state securities or Blue Sky laws, the Company shall use its best efforts to obtain the withdrawal or lifting of such order at the earliest possible time;

                  (iv) subject to Section 6(c)(i), if any fact or event contemplated by Section 6(c)(iii)(D) above shall exist or have occurred, prepare a supplement or post-effective amendment to the Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Transfer Restricted Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                  (v) in the case of a Shelf Registration Statement pursuant to
         Section 4, furnish to each of the selling Holders before filing with the Commission, copies of such Shelf Registration Statement or any Prospectus included therein or any amendments or supplements to any such Registration Statement or Prospectus (including all documents incorporated by reference after the initial filing of such Registration Statement), which documents will be subject to the review and comment of such Holders in connection with such sale, if any, for a period of at least five Business Days, and the Company will not file any such Registration Statement or Prospectus or any amendment or supplement to any such Registration Statement or Prospectus (including all such documents incorporated by reference) to which such Holders shall reasonably object within five Business Days after the receipt thereof. A Holder shall be deemed to have reasonably objected to such filing if such Registration Statement, amendment, Prospectus or supplement, as applicable, as proposed to be filed, contains an untrue statement of a material fact or omits to state any material fact necessary to make the statements therein not misleading or fails to comply with the applicable requirements of the Act;

                  (vi) in the case of a Shelf Registration Statement pursuant to Section 4, promptly prior to the filing of any document that is to be incorporated by reference into such Shelf Registration Statement or Prospectus included therein, provide copies of such document to each Holder in connection with such sale, if any, make the Company's representatives available for discussion of such document and other customary due diligence matters, and include such information in such document prior to the filing thereof as such Holders may reasonably request;

                  (vii) make available, at reasonable times, for inspection by each selling Holder and any attorney or accountant retained by such Holder, all financial and other records, pertinent corporate documents of the Company and cause the Company's officers, directors and employees to supply all information reasonably requested by any such Holder, attorney or accountant in connection with such Shelf Registration Statement or any post-effective amendment thereto subsequent to the filing thereof and prior to its effectiveness;

                  (viii) in the case of (x) a Shelf Registration Statement pursuant to Section 4 or (y) an Exchange Offer Registration Statement pursuant to Section 3 used in connection with sales of Broker-Dealer Transfer Restricted Securities by Restricted Broker-Dealers, if requested by any Holders in connection with such exchange or sale, promptly include in any Registration Statement or Prospectus included therein, pursuant to a supplement or post-effective amendment if necessary, such information as such Holders may reasonably request to have included therein, including, without limitation, information relating to the "Plan of Distribution" of the Transfer Restricted Securities, and make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after the Company is notified of the matters to be included in such Prospectus supplement or post-effective amendment;

                  (ix) furnish to (x) each Restricted Broker-Dealer selling Broker-Dealer Transfer Restricted Securities pursuant to an Exchange Offer Registration Statement and (y) each Holder selling pursuant to a Shelf Registration Statement, without charge, at least one copy of the applicable Registration Statement, as first filed with the Commission, and of each amendment thereto, including all documents incorporated by reference therein and all exhibits (including exhibits incorporated therein by reference);

                  (x) deliver to (x) each Restricted Broker-Dealer selling Broker-Dealer Transfer Restricted Securities pursuant to an Exchange Offer Registration Statement and (y) each Holder selling pursuant to a Shelf Registration Statement, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons reasonably may request; the Company hereby consents to the use (in accordance with law) of the Prospectus and any amendment or supplement thereto by each of the Restricted Broker-Dealers or selling Holders, as the case may be, in connection with the offering and the sale of the Transfer Restricted Securities covered by the Prospectus or any amendment or supplement thereto;

                  (xi) in the case of (x) a Shelf Registration Statement pursuant to Section 4 or (y) an Exchange Offer Registration Statement pursuant to Section 3 used in connection with sales of Broker-Dealer Transfer Restricted Securities by Restricted Broker-Dealers, upon the request of any such Person, enter into such agreements (including underwriting agreements) and make such representations and warranties and take all such other actions in connection therewith in order to expedite or facilitate the disposition of the Transfer Restricted Securities pursuant to any applicable Registration Statement contemplated by this Agreement as may be reasonably requested by any selling Holder or any Restricted Broker-Dealer, as the case may be, in connection with any sale or resale pursuant to any applicable Registration Statement. In such connection, the Company shall:

                  (A) upon request of any selling Holder or Restricted Broker-Dealer, as the case may be, furnish (or in the case of paragraphs (2) and (3), use its best efforts to cause to be furnished) to each Holder, upon Consummation of the Exchange Offer or upon the effectiveness of the Shelf Registration Statement, as the case may be:


                  (i) a certificate, dated such date, signed on behalf of the
                      Company by (x) the President or any Vice President and (y) a principal financial or accounting officer of the Company, confirming, as of the date thereof, the matters set forth in Sections 5(b) and 5(h) of the Purchase Agreement and such other similar matters as such Holders may reasonably request;

                  (ii) an opinion, dated the date of Consummation of the Exchange Offer or the date of effectiveness of the Shelf Registration Statement, as the case may be, of counsel for the Company covering matters similar to those set forth in paragraph (a)(i) of Section 5 of the Purchase Agreement and of other counsel to the Company covering matters similar to those set forth in paragraph (a)(ii) of Section 5 of the Purchase Agreement and such other matter as such Holder may reasonably request, and in any event in each case including a statement to the effect that such counsel has participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company and has considered the matters required to be stated therein and the statements contained therein, although such counsel has not independently verified the accuracy, completeness or fairness of such statements; and that such counsel advises that, on the basis of the foregoing (relying as to materiality to the extent such counsel deems appropriate upon the statements of officers and other representatives of the Company and without independent check or verification), no facts came to such counsel's attention that caused such counsel to believe that the applicable Registration Statement, at the time such Registration Statement or any post-effective amendment thereto became effective and, in the case of the Exchange Offer Registration Statement, as of the date of Consummation of the Exchange Offer, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus contained in such Registration Statement as of its date and, in the case of the opinion dated the date of Consummation of the Exchange Offer, as of the date of Consummation, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Without limiting the foregoing, such counsel may state further that such counsel assumes no responsibility for, and has not independently verified, the accuracy, completeness or fairness of the financial statements, notes and schedules and other financial data included in any Registration Statement contemplated by this Agreement or the related Prospectus; and

                  (iii) a customary comfort letter, dated the date of
                        Consummation of the Exchange Offer, or as of the date of effectiveness of the Shelf Registration Statement, as the case may be, from the Company's independent accountants, in the customary form and covering matters of the type customarily covered in comfort letters to underwriters in connection with underwritten offerings, and affirming the matters set forth in the comfort letters delivered pursuant to
                         Section 5(d) of the Purchase Agreement; and


                  (B) deliver such other documents and certificates as may be reasonably requested by such Persons to evidence compliance with the matters covered in clause (A) above and with any customary conditions contained in any agreement entered into by the Company pursuant to this clause (xi);


                  (xii) prior to any public offering of Transfer Restricted Securities, cooperate with the selling Holders and their counsel in connection with the registration and qualification of the Transfer Restricted Securities under the securities or Blue Sky laws of such states of the United States as the selling Holders may request and do any and all other acts or things necessary or advisable to enable the disposition in such states of the Transfer Restricted Securities covered by the applicable Registration Statement; provided, however, that the Company shall not be required to register or qualify as a foreign corporation where it is not now so qualified or to take any action that would subject it to the service of process in suits or to taxation, other than as to matters and transactions relating to the Registration Statement, in any jurisdiction where it is not now so subject;

                  (xiii) in connection with any sale of Transfer Restricted Securities that will result in such securities no longer being Transfer Restricted Securities, cooperate with the Holders to facilitate the timely preparation and delivery of Global Notes not bearing any Restricted Note Legend; and to register such Global Notes in the names of the Depositaries or their nominees as requested in accordance with the terms of the Indenture;

                  (xiv) provide a CUSIP number with respect to each series of dollar-denominated Exchange Notes, and an ISIN number/Common Code with respect to the sterling-denominated Exchange Notes, not later than the effective date of the Exchange Offer Registration Statement and provide the Trustee under the Indenture with certificates for the Exchange Notes which are in a form eligible for deposit with The Depository Trust Company, with respect to each series of dollar-denominated Exchange Notes, and a common depositary for Euroclear with respect to the sterling-denominated Exchange Notes;

                  (xv) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make generally available to its security holders with regard to any applicable Registration Statement, as soon as practicable, a consolidated earnings statement meeting the requirements of Rule 158 (which need not be audited) covering a twelve-month period beginning after the effective date of the Registration Statement (as such term is defined in paragraph (c) of Rule 158 under the Act);

                  (xvi) cause the Indenture to be qualified under the TIA not later than the effective date of the first Registration Statement required by this Agreement and, in connection therewith, cooperate with the Trustee and the Holders to effect such changes to the Indenture as may be required for such Indenture to be so qualified in accordance with the terms of the TIA; and execute and use its best efforts to cause the Trustee to execute, all documents that may be required to effect such changes and all other forms and documents required to be filed with the Commission to enable such Indenture to be so qualified in a timely manner; and

                  (xvii) in the event the Sterling Notes are listed on the Luxembourg Stock Exchange (A) make an application for an equal principal amount of sterling-denominated Exchange Notes to be listed on the Luxembourg Stock Exchange and (B) use its reasonable efforts to make available for inspection all documents prepared in connection with the Exchange Offer at the office of The Chase Manhattan Bank, London branch, as common depositary, to the extent required by the rules of such exchange.


             (d) Restrictions on Holders. Each Holder agrees by acquisition of a Transfer Restricted Security that, upon receipt of the notice referred to in
Section 6(c)(iii)(C) or any notice from the Company of the existence of any fact of the kind described in Section 6(c)(iii)(D) hereof (in each case, a "Suspension Notice"), such Holder will forthwith discontinue disposition of Transfer Restricted Securities pursuant to the applicable Registration
Statement until (i) such Holder has received copies of the supplemented or amended Prospectus contemplated by Section 6(c)(iv) hereof, or (ii) such Holder is advised in writing by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus (in each case, the "Recommencement Date"). Each Holder receiving a Suspension Notice hereby agrees that it will either (i) destroy any Prospectuses, other than permanent file copies, then in such Holder's possession which have been replaced by the Company with more recently dated Prospectuses or (ii) deliver to the Company
(at the Company's expense) all copies, other than permanent file copies, then in such Holder's possession of the Prospectus covering such Transfer Restricted Securities that was current at the time of receipt of the Suspension Notice.
The time period regarding the effectiveness of such Registration Statement set forth in Section 3 or 4 hereof, as applicable, shall be extended by a number of days equal to the number of days in the period from and including the date of delivery of the Suspension Notice to the date of delivery of the Recommencement Date.


Section 7.   Registration Expenses.

             (a) All expenses incident to the Company's performance of or compliance with this Agreement will be borne by the Company, regardless of whether a Registration Statement becomes effective, including without limitation: (i) all registration and filing fees and expenses; (ii) all fees and expenses of compliance with federal securities and state Blue Sky or securities laws; (iii) all expenses of printing (including printing of Prospectuses, messenger and delivery services and telephone); (iv) all fees and disbursements of counsel for the Company and the Holders of Transfer Restricted Securities, in the latter case to the extent incurred by the Holders in connection with the registration and sale of such securities; (v) all application and filing fees in connection with listing the sterling-denominated Exchange Notes on the Luxembourg Stock Exchange; and (vi) all fees and disbursements of independent certified public accountants of the Company (including the expenses of any special audit and comfort letters required by or incident to such performance); provided, however, the Company shall not be required to bear any underwriting discount or brokerage fees or taxes incidental to any resale of securities by any Holder.

             The Company will, in any event, bear its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Company.

             (b) In connection with any Registration Statement required by this Agreement (including, without limitation, the Exchange Offer Registration Statement and the Shelf Registration Statement), the Company will reimburse the Initial Purchasers and the Holders of Transfer Restricted Securities who are tendering Initial Notes in the Exchange Offer and/or selling or reselling Initial Notes or Exchange Notes pursuant to the "Plan of Distribution" contained in the Exchange Offer Registration Statement or the Shelf Registration Statement, as applicable, for the reasonable fees and disbursements of not more than one counsel, who shall be Andrews & Kurth L.L.P., Houston, Texas, unless another firm shall be chosen by the Holders of a majority in principal amount of the Transfer Restricted Securities for whose benefit such Registration Statement is being prepared.

Section 8.   Indemnification.

             (a) The Company agrees to indemnify and hold harmless each Holder, its directors, officers and each Person, if any, who controls such Holder (within the meaning of Section 15 of the Act or Section 20 of the Exchange
Act), from and against any and all losses, liabilities, claims, damages and expenses whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, preliminary prospectus or Prospectus (or any amendment or supplement thereto) provided by the Company to such Holder or any prospective purchaser of its Exchange Notes or registered Initial Notes, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as such losses, liabilities, claims, damages or expenses arise out of (i) an untrue statement or omission or alleged untrue statement or omission that is based upon information relating to such Holder furnished in writing to the Company by such Holder or (ii) an untrue statement or alleged untrue statement or omission or alleged omission in any preliminary prospectus that was corrected by the Prospectus and such Holder failed to comply with such Prospectus delivery requirements as are applicable to it and such loss, liability, claim, damage or expense would not have arisen if such Prospectus had been so delivered.

             (b) Each Holder of Transfer Restricted Securities agrees, severally and not jointly, to indemnify and hold harmless the Company and its directors and officers, and each person, if any, who controls (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) the Company, to the same extent as the foregoing indemnity from the Company set forth in Section 8(a) above, but only with reference to information relating to such Holder furnished in writing to the Company by such Holder expressly for use in any Registration Statement. In no event shall any Holder, its directors, officers or any Person who controls such Holder be liable or responsible for any amount in excess of the amount by which the total amount received by such Holder with respect to its sale of Transfer Restricted Securities pursuant to a Registration Statement exceeds (i) the amount paid by such Holder for such Transfer Restricted Securities and (ii) the amount of any damages that such Holder, its directors, officers or any Person who controls such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

             (c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be one or more legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party under this
Section 8 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that in connection with such action the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, designated by a majority of the Holders in the case of paragraph (a) of this Section 8, representing the indemnified parties under such paragraph (a) who are parties to such action or actions) or (ii) the indemnifying party does not promptly retain counsel satisfactory to the indemnified party or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. After such notice from the indemnifying party to such indemnified party, the indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the consent of the indemnifying party. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 8 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

             (d) If the indemnification provided for in this Section 8 is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, liabilities, claims, damages or expenses, in such proportion as is appropriate to reflect the relative fault of the Company, on the one hand, and of the Holder, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of the Company, on the one hand, and of the Holder, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or by the Holder, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company and each Holder agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such indemnified party in connection with investigating or defending any matter, including any action that could have given rise to such losses, claims, damages, liabilities or expenses. Notwithstanding the provisions of this Section 8, no Holder, its directors, its officers or any Person, if any, who controls such Holder shall be required to contribute, in the aggregate, any amount in excess of the amount by which the total received by such Holder with respect to the sale of Transfer Restricted Securities pursuant to a Registration Statement exceeds (i) the amount paid by such Holder for such Transfer Restricted Securities and (ii) the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Holders' obligations to contribute pursuant to this Section 8(d) are several in proportion to the respective principal amount of Transfer Restricted Securities held by each Holder hereunder and not joint.

Section 9.   Rule 144A and Rule 144.

     The Company agrees with each Holder, for so long as any Transfer Restricted Securities remain outstanding and during any period in which the Company (i) is not subject to Section 13 or 15(d) of the Exchange Act, to make available, upon request of any Holder, to such Holder or beneficial owner of Transfer Restricted Securities in connection with any sale thereof and any prospective purchaser of such Transfer Restricted Securities designated by such Holder or beneficial owner, the information required by Rule 144A(d)(4) under the Act in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144A, and
(ii) is subject to Section 13 or 15 (d) of the Exchange Act, to make all filings required thereby in a timely manner in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144.

Section 10.  Miscellaneous.

             (a) Remedies. The Company acknowledges and agrees that any failure by the Company to comply with its obligations under Sections 3 and 4 hereof may result in material irreparable injury to the Initial Purchasers or the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Initial Purchasers or any Holder may obtain such relief as may be required to specifically enforce the Company's obligations under Sections 3 and 4 hereof. The Company further agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

             (b) No Inconsistent Agreements. The Company will not, on or after the date of this Agreement, enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. The Company has not previously entered into any agreement granting any registration rights with respect to its securities to any Person, other than the Stock Registration and Registration Rights Agreement dated as of June 9, 1999, between the Company and Atlantic Water Trust, a Delaware business trust. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's securities under any agreement in effect on the date hereof.

             (c) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given unless (i) in the case of Section 5 hereof and this Section 10(c)(i), the Company has obtained the written consent of Holders of all outstanding Transfer Restricted Securities affected thereby and (ii) in the case of all other provisions hereof, the Company has obtained the written consent of Holders of a majority of the outstanding principal amount of each series of Transfer Restricted Securities (excluding Transfer Restricted Securities held by the Company or its Affiliates). Notwithstanding the foregoing, a waiver or consent to departure from the provisions hereof that relates exclusively to the rights of Holders whose Transfer Restricted Securities are being tendered pursuant to the Exchange Offer, and that does not affect directly or indirectly the rights of other Holders whose Transfer Restricted Securities are not being tendered pursuant to such Exchange Offer, may be given by the Holders of a majority of the outstanding principal amount of Transfer Restricted Securities of each series subject to such Exchange Offer.

             (d) Third Party Beneficiary. The Holders shall be third party beneficiaries to the agreements made hereunder between the Company, on the one hand, and the Initial Purchasers, on the other hand, and shall have the right to enforce such agreements directly to the extent they may deem such enforcement necessary or advisable to protect their rights hereunder.

             (e) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), telecopier, or air courier guaranteeing overnight delivery:

                 (i) if to a Holder, at the address set forth on the records of the Registrar under the Indenture, with a copy to the Registrar under the Indenture; and

                 (ii)  if to the Company:

                                 Azurix Corp.
                                 333 Clay Street
                                 Houston, Texas 77002
                                 Telecopier No.: (713) 646-6001
                                 Attention: General Counsel

                 with a copy to:

                                 Vinson & Elkins L.L.P.
                                 2300 First City Tower
                                 1001 Fannin
                                 Houston, Texas 77002
                                 Telecopier No.: (713) 758-2346
                                 Attention: Shelley Barber

                 (iii) If the Sterling Notes are listed on the Luxembourg Stock
                       Exchange, to the Luxembourg Stock Exchange:

                                 Luxembourg Stock Exchange
                                 c/o Banque Generale du Luxembourg
                                 50, av. J.F. Kennedy
                                 L-2951 Luxembourg
                                 Luxembourg

         All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and on the next business day, if timely delivered to an air courier guaranteeing overnight delivery.

         Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address specified in the Indenture.

         Upon the date of filing of the Exchange Offer or a Shelf Registration Statement, as the case may be, notice (in the form attached hereto as Exhibit
A) shall be delivered to (1) on behalf of the Dollar Notes Initial Purchasers
(A) Donaldson, Lufkin & Jenrette Securities Corporation and shall be addressed to: Attention: Louise Guarneri (Compliance Department), 277 Park Avenue, New York, New York 10172, and (B) Merrill Lynch & Co./ Merrill Lynch, Pierce, Fenner & Smith Incorporated, 1221 McKinney, Suite 2700, Houston, Texas 77010 and shall be addressed to: Attention: Investment Banking, and (2) on behalf of the Sterling Notes Initial Purchasers (A) Donaldson, Lufkin & Jenrette Securities Corporation and shall be addressed to: Attention: (Compliance Department), 277 Park Avenue, New York, New York 10172, and (B) Merrill Lynch International and shall be addressed to: attention: Compliance Officer, Ropemaker Place, 25 Ropemaker Street, London, EC2Y 9LY, UK.

             (f) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent Holders; provided, that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Transfer Restricted Securities in violation of the terms hereof or of the Purchase Agreement or the Indenture. If any transferee of any Holder shall acquire Transfer Restricted Securities in any manner, whether by operation of law or otherwise, such Transfer Restricted Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Transfer Restricted Securities such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement, including the restrictions on resale set forth in this Agreement and, if applicable, the Purchase Agreement, and such Person shall be entitled to receive the benefits hereof.

             (g) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

             (h) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

             (i) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAW RULES THEREOF. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF THE COMPETENT COURTS OF THE STATE OF NEW YORK SITTING IN THE CITY OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

             (j) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

             (k) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted with respect to the Transfer Restricted Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

             (l) Judgment Currency. The Company hereby agrees to indemnify each Holder against any loss incurred by such Person as a result of any judgment or order being given or made against the Company for any U.K. pounds sterling amount due under this Agreement and such judgment or order being expressed and paid in a currency (the "Judgment Currency") other than U.K. pounds sterling as a result of any variation between (i) the rate of exchange at which the U.K. pounds sterling amount is converted into the Judgment Currency for the purpose of such judgment or order and (ii) the spot rate of exchange in London at which such party on the date of payment of such judgment or order is able to purchase U.K. pounds sterling with the amount of the Judgement Currency actually received by such party. The foregoing indemnity shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term "spot rate of exchange" shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, U.K. pounds sterling.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                      AZURIX CORP.

                                      By:  /s/ REBECCA MARK-JUSBASCHE
                                           -------------------------------------
                                           Rebecca Mark-Jusbasche
                                           Chairman and Chief Executive Officer



  --Signature Page to Registration Rights Agreement dated February 18, 2000--

                  DONALDSON, LUFKIN & JENRETTE SECURITIES
                     CORPORATION,
                  MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, CHASE SECURITIES INC.,
                  CREDIT SUISSE FIRST BOSTON CORPORATION,

                  BY: DONALDSON, LUFKIN & JENRETTE SECURITIES
                        CORPORATION,


                  By: /s/ D. DWIGHT SCOTT
                      ----------------------------------------------------------
                      D. Dwight Scott
                      Managing Director

  --Signature Page to Registration Rights Agreement dated February 18, 2000--

                  DONALDSON, LUFKIN & JENRETTE SECURITIES
                     CORPORATION,
                  MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, CHASE SECURITIES INC.,
                  CREDIT SUISSE FIRST BOSTON CORPORATION,

                  BY: MERRILL LYNCH, PIERCE, FENNER & SMITH
                        INCORPORATED


                  By: /s/ CHRISTOPHER MIZE
                      ----------------------------------------------------------
                      Christopher Mize
                      Managing Director


  --Signature Page to Registration Rights Agreement dated February 18, 2000--

                       DONALDSON, LUFKIN & JENRETTE
                       INTERNATIONAL,
                       MERRILL LYNCH INTERNATIONAL,
                       CHASE MANHATTAN INTERNATIONAL LIMITED,
                       CREDIT SUISSE FIRST BOSTON (EUROPE) LIMITED,

                       BY: DONALDSON, LUFKIN & JENRETTE
                           INTERNATIONAL


                       By: /s/ JONATHAN EZROW
                           -----------------------------------------------------
                           Jonathan Ezrow
                           Managing Director
                           High Yield Capital Markets, Europe





  --Signature Page to Registration Rights Agreement dated February 18, 2000--

                             DONALDSON, LUFKIN & JENRETTE
                                INTERNATIONAL,
                             MERRILL LYNCH INTERNATIONAL,
                             CHASE MANHATTAN INTERNATIONAL LIMITED,
                             CREDIT SUISSE FIRST BOSTON (EUROPE) LIMITED,


                             BY: MERRILL LYNCH INTERNATIONAL


                             By: /s/ TIM GRELL
                                 -----------------------------------------------
                                 Tim Grell
                                 Managing Director



   --Signature Page to Registration Rights Agreement dated February 18, 2000

                                   EXHIBIT A

                              NOTICE OF FILING OF
                 [EXCHANGE OFFER/SHELF] REGISTRATION STATEMENT


To:        Donaldson, Lufkin & Jenrette Securities Corporation
           277 Park Avenue
           New York, New York  10172
           Attention:  Louise Guarneri (Compliance Department)
           Fax: (212) 892-7272

From:      Azurix Corp.
           Dollar-denominated 10 3/8% Senior Notes due 2007
           Sterling-denominated 10 3/8% Senior Notes due 2007 and
           Dollar-denominated 10 3/4% Senior Notes due 2010



Date:   ___________, 2000

         For your information only (NO ACTION REQUIRED):

         Today, ______________, 2000, we filed [an Exchange Registration Statement/ a Shelf Registration Statement] with the Securities and Exchange Commission.




                                      29